UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

December 21, 2006
Date of Report (date of earliest event reported)

 THE BUCKLE, INC.
(Exact name of Registrant as specified in its charter)

Nebraska	001-12951	47-0366193
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2407 West 24th Street, Kearney, Nebraska	68845-4915
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (308) 236-8491

___________________________________________________________________
(Former name, former address and former fiscal year if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 8.01.	Other Events	3

ITEM 9.01(d)	Financial Statements and Exhibits	3

SIGNATURES		4

EXHIBIT INDEX		5

EXHIBIT 99.1

ITEM 8.01. Other Events

The following information is furnished pursuant to Item 8.01 “Other Events.” On December 21, 2006, The Buckle, Inc. issued a press release announcing that pursuant to the terms of the Company’s Executive Stock Option Plan, the recent market price of the Company’s common stock has triggered the accelerated vesting of 268,889 stock options that were previously scheduled to vest on December 30, 2008. The accelerated vesting will result in approximately $0.7 million of after-tax stock option compensation expense for the fourth quarter of fiscal 2006 compared to $0.1 million which was expected for the quarter based on a vesting date of December 30, 2008.

The full text of the press release is furnished as Exhibit 99.1 to this report.

ITEM 9.01(d). Financial Statements and Exhibits

Exhibit 99.1     Press Release Dated December 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Buckle, Inc.

Date: December 22, 2006	By:	/s/ KAREN B. RHOADS
Name: Karen B. Rhoads Title: Vice President of Finance, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1     Press Release Dated December 21, 2006